UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2020

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00 per share	IIN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of shareholders of IntriCon Corporation (“IntriCon”) was held on April 28, 2020.

(b) At the meeting, IntriCon’s shareholders: (i) re-elected each of Robert N. Masucci and Philip I. Smith as a director of IntriCon for a term of three years and until his successor is duly elected and qualified; (ii) approved, on an advisory basis, the Company’s executive compensation as disclosed in the Company’s proxy statement, referred to as “say-on-pay”; and (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2020.

In addition to the reelected directors referenced in the preceding paragraph, the terms of the following directors continued after the meeting: Mark S. Gorder, Nicholas A. Giordano, Raymond O. Huggenberger and Heather D. Rider.

The tabulation of votes for each proposal is as follows:

(1) Election of Directors:

Director Nominee:	Robert N. Masucci
Votes For	5,785,601
Withheld Authority	197,437
Broker Non-Votes	1,866,760

Director Nominee:	Philip I. Smith
Votes For	5,822,556
Withheld Authority	160,482
Broker Non-Votes	1,866,760

(2) Approval of Executive Compensation (“Say-on-Pay”):

Votes For	5,781,800
Votes Against	161,990
Votes Abstained	39,248
Broker Non-Votes	1,866,760

(3) Ratification of Appointment of Deloitte & Touche LLP as Independent Auditor:

Votes For	7,792,538
Votes Against	41,591
Votes Abstained	15,669
Broker Non-Votes	---

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

By:	/s/ Annalee Lutgen
Name:	Annalee Lutgen
Title:	Director of Finance and Treasurer

Date:  April 28, 2020